Exhibit 10.3

                             SECURED PROMISSORY NOTE


$1,900,000                                                      Bala Cynwyd, PA

                           February 27, 2004

                  FOR VALUE RECEIVED, BP Investments Group, LLC, a Delaware limited liability company (the "Borrower"), with a principal place of business at One Belmont Ave. Bala Cynwyd, PA., hereby promises to pay to Ocean Resources Capital Holdings PLC, a public limited company organized under the laws of the United Kingdom (the "Lender"), the principal sum of One Million Nine Hundred Thousand Dollars (US $1,900,000) payable as follows: $200,000 shall be paid on May 27, 2004 (90 days after the date hereof) and $1,700,000 on August 27, 2004 (180 days from the date hereof) (the "Maturity Date").

                  The entire principal amount together with interest at the rate of five percent (5%) percent per annum, shall be paid on the Maturity Date.

                  The obligation of the Borrower for payment of principal, interest and all other sums hereunder is secured by that certain Stock Pledge Agreement dated as of even date herewith (the "Pledge Agreement").

                  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest or otherwise, shall be made without set off or counterclaim and shall be made prior on the Maturity Date thereof to the Lender at the address set forth above, or such other place as Lender may from time to time designate in writing. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         Any failure to timely repay the principal or interest due hereunder or any failure to adhere to the terms of this Note shall be considered an Event of Default. Upon the occurrence of an Event of Default, the entire amount of the indebtedness evidenced by this Note hereby shall be immediately due and payable. Upon the acceleration of the obligations evidenced by this Note and failure by the Borrower to pay amounts then due hereunder, Lender may proceed to protect, exercise and enforce all of its rights and remedies under this Note, the Pledge Agreement, that certain Securities Purchase Agreement dated as of even date herewith, and applicable law. The remedies provided in this Note are cumulative and concurrent, may be pursued in any order, separately, successively or together, may be exercised as often as occasion therefor may arise, and shall be in addition to, and not in substitution for, the rights and remedies which would otherwise be vested in Lender for the recovery of damages, or otherwise, in the event of a breach of any of the undertakings of the Borrower hereunder. This Note may not be modified, altered or amended, except by an agreement in writing

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signed by the  Borrower  and the  Lender.  The  Lender  may not sell,  assign or transfer this Note or any portion hereof.

         This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns.

         Borrower may prepay the loan evidenced by this Note at anytime without the consent of the Lender.

                  This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Note as of the date first written above with the intention that this Note shall constitute a sealed instrument.

                                                     BP INVESTMENTS GROUP, LLC


                                                     By: /s/ Ernest A. Bartlett
                                                        ------------------------
                                                     Name:  Ernest A. Bartlett
                                                     Title: Manager